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                                                                  Exhibit 21.1


                    LIST OF SUBSIDIARIES OF ORBITZ, INC.


                                  JURISDICTION OF INCORPORATION OR
SUBSIDIARY                        ORGANIZATION
----------                        --------------------------------
Orbitz, LLC                       Delaware